Exhibit 10.1

AMENDMENT 1 to WARRANT AGREEMENT

THIS FIRST AMENDMENT to WARRANT AGREEMENT (this “Amendment 1”), dated as of March 14, 2017, is by and between Staffing 360 Solutions, Inc., a Nevada corporation (the “Company”), and Jackson Investment Group, LLC, a Georgia limited liability company (together with its successors and assigns, the “Holder”).

WHEREAS, on January 26, 2017 (the “Effective Date”), the Company and Holder entered into a Warrant Agreement (the “Warrant”), which entitled Holder to purchase shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), in connection with the Holder’s execution of a Note and Warrant Purchase Agreement for the purchase of a $7,400,000 of 6% Subordinated Secured Note on that date (the “Note Transaction”);

WHEREAS, exercise of the Warrant has the potential to constitute a change of control event as defined in Nasdaq Rule 3635(d), and the Company intends to seek shareholder approval of such a change of control event at a special meeting to be called for such purpose on or before July 15, 2017; and

WHEREAS, Nasdaq has requested that the Company seek agreement from Holder not to exercise the Warrant to obtain shares that would result in Holder owning 20% or more of the outstanding shares in the company, pending shareholder approval as aforesaid.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree that the Warrant shall be amended as follows:

1.	Capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the Warrant.
2.	A new Section 3.9 shall be added to the Warrant, effective as of the Effective Date, stating as follows:

Section 3.9Limitations on the Number of Shares Issuable.

(a)Notwithstanding anything herein to the contrary, the Company shall not issue to Holder any Warrant Exercise Shares, to the extent such shares after giving effect to such issuance after exercise and when added to the number of shares of Common Stock issued and issuable in connection with the Note Transaction or otherwise owned by Holder, would result in such Holder (together with such Holder’s affiliates), (a) beneficially owning in excess of 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance (the "Maximum Aggregate Ownership Amount") or (b) controlling in excess of 19.9% of the total voting power of the Company's securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Common Stock (the "Maximum Aggregate Voting Amount"), unless and until the Company obtains stockholder approval permitting such issuances in accordance with applicable Nasdaq rules ("Stockholder Approval").

(b)For purposes of this Section 3.9, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(c)For purposes of this Section 3.9, in determining the number of outstanding shares of Common Stock, Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company's most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the Securities and Exchange Commission, (ii) a more recent public announcement by the Company, or (iii) any other notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of Holder, the Company shall within two business days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.

(d)If on any attempted exercise of this Warrant, the issuance of Warrant Shares would exceed the Maximum Aggregate Ownership Amount or the Maximum Aggregate Voting Amount, and the Company shall not have previously obtained Stockholder Approval at the time of exercise, then the Company shall issue to the Holder requesting exercise such number of Warrant Exercise Shares as may be issued below the Maximum Aggregate Ownership Amount or Maximum Aggregate Voting Amount, as the case may be, and, with respect to the remainder of the aggregate number of Warrant Exercise Shares, this Warrant shall not be convertible until and unless Stockholder Approval has been obtained.

3.The Company agrees to submit a proposal seeking Stockholder Approval as set forth in the new section 3.9 above at a meeting to be held on or before July 15, 2017, and if unsuccessful at that meeting then upon request of Holder not more often than once every six (6) months; Company further agrees in connection with each such meeting to make a recommendation of management to stockholders in favor of approval of the proposal, and to use its customary efforts to solicit proxies from stockholders in favor of the proposal.

4.This Amendment 1 may be executed in any number of original or facsimile or electronic PDF counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, this Amendment 1 has been duly executed by the undersigned parties hereto, effective as of the Effective Date.

Company:

Staffing 360 Solutions, Inc.

By:/s/ Brendan Flood
Name: Brendan Flood
Title:   Executive Chairman

Accepted and agreed:

Jackson Investment GROUP, LLC

By: /s/ Richard L. Jackson

Name:  Richard L. Jackson

Title:    CEO

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